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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:   John M. Harland
           Chief Financial Officer
           (408) 736-6900


          ALLIANCE FIBER OPTIC PRODUCTS ADOPTS STOCKHOLDER RIGHTS PLAN

Sunnyvale, California, May 29, 2001 - Alliance Fiber Optic Products, Inc. (Nasdaq: AFOP) today announced that its Board of Directors has adopted a Stockholder Rights Plan. Under the Rights Plan, Rights will be distributed as a dividend at the rate of one Right for each share of AFOP common stock, par value $0.001 per share, held by stockholders of record as of the close of business on June 12, 2001.

The Rights Plan is designed to enable all AFOP stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire AFOP. The adoption of the Rights Plan is intended as a means to guard against abusive takeover tactics.

The Rights will be distributed as a non-taxable dividend and will expire ten years from the date of adoption of the Rights Plan. The Rights will be exercisable only if a person or group acquires 15 percent or more of AFOP's common stock. If a person acquires 15 percent or more of AFOP's common stock while the Rights Plan remains in place, all Rights holders, except the buyer, will be entitled to acquire AFOP common stock at a discount. The effect will be to discourage acquisitions of 15 percent or more of AFOP's common stock in the absence of negotiations with the Board.

The Rights will trade with AFOP's common stock unless and until they are separated upon the occurrence of certain future events. AFOP's Board of Directors may terminate the Rights Plan at any time or redeem the Rights prior to the time a person acquires 15 percent or more of AFOP's Common Stock. Additional details regarding the Rights Plan will be outlined in a summary to be mailed to all stockholders following the record date, and a copy of the Rights Plan will be filed shortly with the Securities and Exchange Commission.

About AFOP

AFOP designs, manufactures and markets a broad range of high performance fiber optic components, and integrated modules incorporating these components, for leading and emerging communications equipment manufacturers. The Company offers a broad range of products including interconnect devices that are used to connect optical fibers and components, couplers and splitters that are used to divide and combine optical power, and dense wavelength division multiplexing, or DWDM, devices that separate and combine multiple specific wavelengths. The Company's emphasis on design for manufacturing and its comprehensive manufacturing expertise enable it to produce products efficiently and in volume quantities. The Company's product scope and ability to integrate its components into optical modules enable it to satisfy a wide range of customer requirements throughout the optical networking market. The Company's



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customers deploy its products in long-haul networks, which connect cities, metropolitan networks, which connect areas within cities, and last mile access networks, which connect to individual businesses and homes. For more information, visit the Company's web site at www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding the anticipated benefits and expected consequences of the Rights Plan. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see AFOP's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intent or obligation to update these forward-looking statements.



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